Exhibit 99.1

DIRECTORS RESOLUTIONS

OF

BORN, INC.

(the “Company”)

WHEREAS:

A.	Wieland Kreuder has consented to step down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

B.	Jean-Christophe Chopin has consented to act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

BE IT RESOLVED THAT:

C.	Wieland Kreuder stepped down as Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and as a Member of the Board of Directors of the Company.

D.	Jean-Christophe Chopin shall act as the new President, CEO, CFO, Treasurer, Secretary, and Chairman of the Board of Directors of the Company.

Effective date: February 16, 2021
/s/ Wieland Kreuder
Wieland Kreuder

/s/ Jean-Christophe Chopin
Jean-Christophe Chopin